Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in this Registration Statement of Cesca Therapeutics Inc. on Form S-8 of our report dated March 22, 2018, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, with respect to our audits of the consolidated financial statements of Cesca Therapeutics Inc. as of December 31, 2017, June 30, 2017 and 2016 and for the transitional six months ended December 31, 2017 and the two years in the period ended June 30, 2017, appearing in the Annual Report on Form 10-KT of Cesca Therapeutics Inc. for the transitional period from July 1, 2017 to December 31, 2017, and the incorporation by reference of our report dated September 21, 2017, with respect to our audits of the consolidated financial statements of Cesca Therapeutics Inc. as of June 30, 2017 and 2016, and for the two years in the period ended June 30, 2017, appearing in the Annual Report on Form 10-K of Cesca Therapeutics Inc. for the year ended June 30, 2017.

/s/ Marcum LLP

Marcum LLP

New York, NY

September 19, 2018